Exhibit 5.2

August 7, 2026

Universal Health Services, Inc.

Universal Corporate Center

367 South Gulph Road

P.O. Box 61558

King of Prussia, Pennsylvania 19406-0958

Ladies and Gentlemen:

We have acted as counsel to Universal Health Services, Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company listed on Schedule I hereto (the “New DE Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “New Non-DE Guarantors” and, collectively with the New DE Guarantors, the “New Guarantors”), with respect to Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on the date hereof (the “Amendment”), to the Registration Statement on Form S-3 (File No. 333-282135), filed with the Securities and Exchange Commission on September 16, 2024 (the “Registration Statement”), in each case under the Securities Act of 1933, as amended (the “Securities Act”). The Amendment relates to (i) the addition of the New Guarantors as co-registrants under the Registration Statement, (ii) the conversion of a New Guarantor from a Virginia limited liability company to a Delaware limited liability company, and (iii) the registration of guarantees (the “New Guarantees”) by the New Guarantors to be issued in connection with one or more series of debt securities (the “Debt Securities”) that may be issued by the Company pursuant to an indenture, the form of which is filed as an exhibit to the Registration Statement (as it may be amended, the “Indenture”), and resolutions of the Board of Directors of the Company or one or more indentures supplemental thereto (the “Supplemental Documents”). The Debt Securities and the New Guarantees are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the base prospectus (the “Base Prospectus”) contained in the Registration Statement.

We have examined such records of the Company and the New DE Guarantors and other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion letter. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

In addition, in connection with rendering the opinions set forth below, we have assumed that (i) the Restated Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”) and bylaws of the Company and the organizational documents of the New DE Guarantors will not have been amended in any manner that would affect any legal conclusion set forth herein; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement and the Amendment, and any further amendments to the Registration Statement, will

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Universal Health Services, Inc.

August 7, 2026

have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iv) all Securities offered and sold will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, as applicable; (v) the Indenture and any supplemental indentures relating to any Securities offered and sold will be duly authorized, executed and delivered by the parties thereto (other than the Company and the New DE Guarantors) and such Securities will have been validly executed and delivered by the Company and the New DE Guarantors and validly executed, delivered and authenticated by the trustee relating to the Securities; (vi) each person signing any supplemental indentures (other than the Company and the New DE Guarantors) will have the legal capacity and authority to do so; (vii) at the time of the issuance and sale of the Debt Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (viii) at the time of the issuance and sale of the New Guarantees, the New DE Guarantors will be validly existing as a limited liability company and in good standing under the laws of State of Delaware and each New Non-DE Guarantor will be validly existing as a corporation, limited liability company or limited partnership, as applicable, and in good standing under the laws of the jurisdiction of its formation; (ix) the accuracy of the opinion letter dated the date hereof of Matthew D. Klein, Senior Vice President and General Counsel to the Company, which is being filed as Exhibit 5.4 to the Amendment; and (x) a definitive purchase, sales, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, with respect to New Guarantees, when (i) any supplemental indentures relating to the New Guarantees have been duly qualified under the Trust Indenture Act; (ii) the New Guarantors have taken all necessary action to approve the issuance and terms of such New Guarantees; (iii) the terms of such New Guarantees and their issuance and sale have been duly established in conformity with the Indenture and the applicable Supplemental Documents so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the New Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Guarantors; and (iv) such Debt Securities guaranteed by the New Guarantees have been duly executed by the Company and authenticated in accordance with the provisions of the Indenture and the applicable Supplemental Documents and issued and sold as contemplated in the Registration Statement and the Amendment and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the New Guarantors, such New Guarantees will be legally issued and will constitute valid and legally binding obligations of the New Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Universal Health Services, Inc.

August 7, 2026

We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indenture or any Supplemental Documents that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (c) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York, Delaware General Corporation Law, the Delaware Limited Liability Company Act and applicable federal laws of the United States of America (in each case in effect as of the date hereof) and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to the filing of this opinion as an exhibit to the Amendment. By giving Universal Health Services, Inc. such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Norton Rose Fulbright US LLP Norton Rose Fulbright US LLP

Universal Health Services, Inc.

August 7, 2026

SCHEDULE I

NEW DE GUARANTORS

Entity	Jurisdiction of incorporation or organization
Cumberland Hospital, LLC	Delaware
UHS of Kansas City, LLC	Delaware

Universal Health Services, Inc.

August 7, 2026

SCHEDULE II

NEW NON-DE GUARANTORS

Entity	Jurisdiction of incorporation or organization
UHS East End Corporation	District of Columbia
UHS East End Sub, LLC	District of Columbia